Exhibit 99.2

Golden Falcon Acquisition Corp. Announces Exercise of Underwriters’ Over-Allotment Option, Resulting in an Aggregate $345 Million Being Raised in Its Initial Public Offering

NEW YORK, NY, December 18, 2020 – Golden Falcon Acquisition Corp. (NYSE: GFX.U) (the “Company”) announced today that the underwriters of its previously announced initial public offering have exercised their over-allotment option in full, which will result in the issuance of an additional 4,500,000 units at a public offering price of $10.00 per unit. After giving effect to the exercise and close of the over-allotment option, an aggregate of 34,500,000 units will be issued in the initial public offering and an aggregate of $345 million will be deposited in the Company’s trust account at the closing of the offering, which is expected to occur on December 22, 2020.

Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on the NYSE under the symbols “GFX” and “GFX WS” respectively.

The Company, led by Makram Azar and Scott Freidheim, was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination with any target business and in any sector or geographical location, it intends to focus its search on companies operating in the technology, media, telecommunications and fintech sectors that are headquartered in Europe, Israel, the Middle East or North America.

UBS Securities LLC and Moelis & Company LLC are acting as joint book-running managers of this offering and EarlyBirdCapital, Inc. as lead manager for the offering. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by telephone at (888) 827-7275, or by e-mail at olprospectusrequest@ubs.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on December 17, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Golden Falcon Acquisition Corp.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganisation or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the technology, media, telecommunications and fintech sectors that are headquartered in Europe, Israel, the Middle East or North America. The Company is led by Chief Executive Officer, Makram Azar, and Chairman, Scott Freidheim.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering discussed above will be completed on the terms described, or at all , or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Golden Falcon Acquisition Corp.

John M. Basnage de Beauval, General Counsel

john@goldenfalconcorp.com

Media Contacts:

Salamander Davoudi

T: +442034342334

M: +447957549906

fullcirclecapital@tancredigroup.com

Helen Humphrey

T: +442034342321

M: +447449226720

fullcirclecapital@tancredigroup.com

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